Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-197656) pertaining to the HCA Holdings, Inc. Employee Stock Purchase Plan,
(2)	Registration Statement (Form S-8 No. 333-172887) pertaining to the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated,
(3)	Registration Statement (Form S-8 No. 333-150714) pertaining to the 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates,
(4)	Registration Statement (Form S-8 No. 333-237967) pertaining to the 2020 Stock Incentive Plan for Key Employees of HCA Healthcare, Inc., and its Affiliates, and
(5)	Registration Statement (Form S-3 No. 333-271537) of HCA Healthcare, Inc.

of our report dated February 17, 2023, (except for Note 13, as to which the date is May 26, 2023) with respect to the consolidated financial statements of HCA Healthcare, Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Nashville, Tennessee

May 26, 2023